Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Texas Instruments 2024 Long-Term Incentive Plan of our reports dated February 2, 2024, with respect to the consolidated financial statements of Texas Instruments Incorporated and the effectiveness of internal control over financial reporting of Texas Instruments Incorporated, included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

April 26, 2024